                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference and use of our report, dated January 11, 2001, on the consolidated financial statements of Tower Financial Corporation (which report is included in Tower Financial Corporation's Annual Report on Form 10-KSB for the year ended December 31, 2000 in this Registration Statement on Form S-8 pertaining to the Tower Financial 401(k) Plan.



                                        /s/ Crowe, Chizek and Company LLP
Fort Wayne, Indiana
June 26, 2001